UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

SPIRAL FROG, INC.
(Exact name of registrant specified in its charter)

Delaware	000-52707	14-1928717
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 Morton Street, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (718) 839-0941

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2007, Spiral Frog, Inc., a Delaware Corporation and Sony/ATV Music Publishing, 550 Madison Avenue, New York, NY 10022 entered into a Digital Music and Video License Agreement that Grants SpiralFrog the right to use the underlying musical compositions of the songwriters and composers represented by SONY ATV.

Item 7.01	Regulation FD Disclosure

On October 22, 2007, Spiral Frog, Inc. issued a press release announcing the Licensing Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In accordance with Regulation FD, this current report is being filed to publicly disclose all information that was provided in its press release.  This report under Item 7.01 is not deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01	Exhibits.

(d)	Exhibits.

99.1	Press Release dated October 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRAL FROG, INC.

Date: October 23, 2007	By:	/s/ Mel Schrieberg
	Name:	Mel Schrieberg
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press Release dated October __, 2007